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                                                                   Exhibit 23(f)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 33-18278 of Mandalay Resort Group on Form S-8 of our report dated June 13, 2003, appearing in Amendment No. 1 on Form 11-K/A to the Annual Report on Form 11-K of Mandalay Resort Group Employees' Profit Sharing and Investment Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
December 16, 2003